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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-07377) pertaining to the 1990 Stock Option Plan, 1995 Stock Option Plan and 1995 Stock Option Plan for Nonemployee Directors, (Form S-8 No. 333-49255) pertaining to the Employee Stock Purchase Plan and (Form S-8 No. 333-51997) pertaining to the Miscellaneous Employee Benefits Plan of PIA Merchandising Services, Inc. of our report dated May 19, 1999, with respect to the combined financial statements of SPAR Companies included in the Current Report on Form 8-K/A for the year ended December 31, 1998.

                                              /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 16, 1999